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Exhibit 21

                SUBSIDIARIES OF GENEREX BIOTECHNOLOGY CORPORATION

 Name                                              Place of Incorporation
 ----                                              ----------------------

Generex Pharmaceuticals, Inc.                      Ontario, Canada

Generex (Bermuda), Inc.                            Bermuda


All subsidiaries are 100% owned except for Generex (Bermuda), which is 80.1% owned.

All subsidiaries conduct business only under their respective corporate names.